UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2009

Warner Music Group Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The disclosure in Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On November 12, 2009, the board of directors of Warner Music Group Corp. (the “Company”) approved amendments to, and restated, the Company’s Amended and Restated Bylaws (the “Bylaws”), effective as of the same date. The Bylaws have been amended to permit (1) the board of directors of the Company (the “Board”) to determine that annual or special meetings of the Company’s stockholders will be held solely by means of remote communication and (2) stockholders and proxyholders not physically present at a meeting of stockholders to participate and vote in the meeting by means of remote communication, subject to authorization by the Board and any guidelines and procedures the Board may adopt. The Bylaws have also been amended to eliminate the requirement that annual meetings of each newly elected Board be held immediately after, and at the same place as, the annual meeting of stockholders.

The above summary is qualified in its entirety by the full text of the Bylaws, as amended effective November 12, 2009, a copy of which is attached hereto as an Exhibit 3.2 and is hereby incorporated by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following Exhibit is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Warner Music Group Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Warner Music Group Corp.

Date: November 17, 2009	By:	/S/ PAUL ROBINSON
Paul Robinson
EVP and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Warner Music Group Corp.